CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the use of our report dated March 20, 1997 to the financial statements of First Montauk Financial Corp. for the years ended December 31, 1996 and 1995 and the use of our name under the heading "Experts" in this Form S-3 of First Montauk Financial Corp.

June 25, 1997                       Schneider Ehrlich & Management LLP